NOTICE OF MEETING OF SHAREHOLDERS
                                      OF
                       CYCLE COUNTRY ACCESSORIES CORP.


	The undersigned being Chief Executive Officer of the Corporation, hereby gives notice that a meeting of the shareholders of the corporation be held on the date time and place designated hereunder. This meeting is called in conformity with the bylaws of the corporation.

	All shareholders are being notified of the meeting by mailing this notice to their last known address. The records of the company were closed and the identity of shareholders fixed as of 30th September, the companies year end.

	All shareholders wishing to vote the shares of another shareholder must bring a written proxy statement, signed by the shareholder whose proxy is being assigned, to the meeting prior to the vote being permitted. The bylaws of the company provide:

	PROXIES: 	A stockholder may vote the shares owned of record
either in person or by proxy executed in writing. No proxy shall be valid after 1 year from it's date. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, witnessed, and dated.

	This is an annual meeting of the shareholders, and all affairs of the corporation will be discussed, and auditors approved. Any and all lawful business may be transacted at such meeting, or at any adjournment or adjournments therof, as may be deemed advisable by the shareholders present thereat.

	The following is the proposed slate for the board of directors to be voted on at the meeting as proposed by the current Board: Mr. Jimmy Danbom Chairman of the Board; Mr. Ronald Hickman, Chief Executive Officer, and President; Mr. Skip Miller, Director, Mr. Rod Simonson, Director; Mr. L.G. Hancher Jr. Director. A written proxy statement is attached which you may return with your written vote on the proposed slate of directors. You may chose to fax your written vote to 1-712-338-2601.

	Place of Meeting

Village West
Millford Iowa
17125555555

	6.29.2004

TBD
	Time of Meeting

4:00 PM

There will be an informal plant tour at the company's headquarters in Milford at 2:30 PM.



                                     /s/ Ronald Hickman President and CEO
                                     ------------------------------------
Dated: 6.08.2004                     Ronald Hickman President and CEO.

PROXY VOTE

	The undersign, being the owner of record of shares in Cycle Country Accessories Corp. as further identified below, vote by proxy the shares that I own. I appoint the board of Directors of Cycle Country as my proxy, and I instruct them to vote as follows:

Approval of New Auditors			FOR:______AGAINST:________

Stockholder:__________________________________
Number Shares:_______________________________
Date:_______________________Signature:_______________________
Witness_____________________________